Exhibit 99.3

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[LOGO]

The material in this presentation does not constitute an offer to sell nor a solicitation of an offer to buy the securities described herein.  Such an offering is made only by the prospectus.  Therefore, this material must be accompanied by a prospectus.  This presentation must be viewed in conjunction with the prospectus in order to understand fully all the implications and risks of the offering of securities to which it relates and must not be relied upon to make an investment.

This offering involves significant risks.  Investors should carefully read the prospectus and, in particular, the “Risk Factors” section of the prospectus, prior to making an investment decision.

Individual Real Estate Investments

BENEFITS		DRAWBACKS

•	Asset appreciation	•	Lack of individual expertise
•	Consistent stream of distributions	•	Tenant management
•	Tax advantages	•	Property upkeep/maintenance
•	Resist capital market fluctuations	•	Administrative issues
•	Inflation hedge	•	Lack of diversification
		•	Lack of individual capital to purchase prime real estate

Is there a way to leverage the advantages and eliminate the drawbacks of individual real estate ownership?

Real Estate
Investment Trust

“REIT”

What is a REIT?
A REIT is a corporation that

•                  Combines the capital of many investors to acquire and hold real estate

•                  Typically is not subject to federal corporate income taxes on its distributed net income

•                  Offers the benefit of a real estate portfolio under professional management

•                  Must pay distributions to investors of at least 90% of its taxable income

REIT OWNERSHIP

BENEFITS WITHOUT THE DRAWBACKS

•                  Current, stable distributions

•                  Consistent yields

•                  Growth that has consistently exceeded the consumer price index

•                  Professional real estate management

•                  Portfolio diversification, which reduces risk

•                  Allows individuals to invest in large, income producing commercial real estate

•                  Checks and Balances: Independent directors, industry analysts, auditors, and the business and financial media monitor public REIT financial and business performance on a regular basis - holding management responsible.

•                  Public reporting obligations: REITs are required to make regular SEC disclosures, including quarterly and yearly financial reports.

•                  Can be held in qualified retirement plans

REITs Invest In All Property Types

[CHART]

Source: NAREIT.

This is for illustrative purposes only and not indicative of any investment.
Past performance is no guarantee of future results.	Copyright ©2004 Ibbotson Associates, Inc.
An investment cannot be made directly in an index . 3/1/2004

Investment Performance Characteristics

•                  Returns are composed of current income and moderate, long-term price appreciation

•                  Dividend yields averaged 5.5 percent at the end of 2003, producing predictable, reliable cash flow potential

•                  Dividend growth has consistently outpaced inflation

•                  Price appreciation has tracked changes in CPI

•                  Competitive long-term rates of return

Source: National Association of Real Estate Investment Trusts® (NAREIT).

REITs As A Source Of Diversification

•                  REITs are companies that own and operate commercial real estate

•                  REIT stocks have distinct investment performance characteristics

•                  REIT stock returns are influenced by real estate fundamentals

Diversify To Reduce Risk Or Increase Return

Stock and bond investors 1972–2003

Stocks and Bonds		With 10% REITs		With 20% REITs

[CHART]		[CHART]		[CHART]

Return	10.9%	Return	11.2%	Return	11.5%
Risk	10.8%	Risk	10.4%	Risk	10.1%

Source: Stocks—Standard & Poor’s 500®, which is an unmanaged group of securities and considered to be representative of the stock market in general; Bonds—20-year U.S. Government Bond; Treasury Bills—30-day U.S. Treasury Bill;

REITs—National Association of Real Estate Investment Trusts® (NAREIT) Equity REIT Index.

Rates of Return

Compound annual rate in percent

	REITs	Large Stocks	Small Stocks	Bonds

1972–2003	12.9	11.4	15.1	8.9
1984–2003	12.2	13.0	12.4	11.2
1994–2003	12.1	11.1	14.8	8.0
1999–2003	14.3	-0.6	16.4	6.5

Source: Small Stocks—represented by the fifth capitalization quintile of stocks on the NYSE for 1926–1981 and the performance of  the Dimensional Fund Advisors, Inc. (DFA) U.S. Micro Cap Portfolio thereafter; Large Stocks—Standard & Poor’s 500®, which is an unmanaged group of securities and considered to be representative of the stock market in general; Government Bonds—20-year U.S. Government Bond; REITs—National Association of Real Estate Investment Trusts® (NAREIT) Equity REIT Index.

Introducing ADVISORS REIT I, Inc.

•                  Public, non-traded REIT created for the sole purpose of allowing our clients a vehicle for investing in real estate

•                  Superior Management

•                  James L. Fritzemeier, CPA, President, Board of Directors Member

•                  Ted E. Knopp, Real Estate Attorney, Board of Directors Member

•                  Kent P. Wilson, CPA, CFO Envision, Board of Directors Member

•                  Shawn Sokolosky, RIA, Board of Directors Member

Introducing ADVISORS REIT I, Inc.

•                  Superior Advisors

•                  Paul D. Jackson, President/Owner Vantage Point Properties, Commercial Property Developer/Manager, Advisory Board Member

•                  Michael J. Boyd, Owner Walter Morris Investment Co., Commercial Property Developer/Manager, Advisory Board Member

Introducing Advisors REIT I

•                  Real Estate Brokerage

•                  Marlin K. Penner, President/Co-Owner John T. Arnold Associates, Inc., Commercial Real Estate Broker/Agent

Firms

•                  Auditor:  Grant Thornton LLP, Independent Registered Certified Public Accounting Firm

•                  Custodian & Clearing Agent:  National Financial Services, LLC, an affiliate of Fidelity Brokerage Services – Headquartered in Boston, MA

•                  Escrow & Transfer Agent:  American Stock Transfer & Trust Company - Headquartered in New York, NY

•                  Legal Counsel:  Biggs Wilkerson, L.C.

What are the objectives of  ADVISORS REIT I, Inc.?

Preserve, protect and enhance our assets, while:

•                  Paying distributions

•                  Obtaining increasing income through lease-rental operations

•                  Owning a diversified portfolio of commercial real estate properties that will increase in value

•                  Qualifying and maintaining REIT status for federal income tax purposes

•                  Providing you with liquidity for your investment on or before October 31, 2017

ADVISORS REIT I, Inc.

•                  Superior Operating Model; Self-managed REIT

•                  No organization or selling fees

•                  No acquisition fees

•                  No internal asset management fees

•                  No internal sales commission

•                  No Subordinated Participation fees in sales proceeds

•                  No cap by the REIT on potential income streams for investors

•                  The members of the Board of Directors and the Advisory Directors are compensated for actual time spent ($150/hour) and not on a percentage of the value of any property or deal

ADVISORS REIT I intends to be a more efficient operating model

•                  ADVISORS REIT I will incur third party fees in the same manner as a typical REIT (for example, local property manager fees, brokerage fees, appraisals, title insurance, etc.)

•                  Mr. Fritzemeier is compensated by a base salary of $60,000 plus a bonus based on profitability.

•                  Note: Articles of Incorporation allow change to externally managed REIT format at any time without shareholder approval.

1.               Use real estate as a core holding in your investment portfolio

2.               Select a REIT as your real estate vehicle

3.               Select a superior REIT with top-notch management and superior operating efficiency

YOUR CHOICE:

ADVISORS REIT I, Inc.

[GRAPHIC]